AYP Capital, Inc.
                        CONSOLIDATED BALANCE SHEET
                         As of September 30, 1998

Assets
Property, plant, and equipment:
  At original cost                                                172,203,276
  Accumulated depreciation                                         (9,804,012)
                                                                  162,399,264

Investments and other assets                                        6,847,122

            Current assets:
   Cash and temporary cash investments                              8,961,357
   Accounts receivable:
      Electric service                                             16,712,370
      Other                                                         2,093,696
      Allowance for Uncollectible Accounts                            (98,723)
      Affiliates                                                      374,293
   Materials and supplies--at average cost:
      Operating and construction                                    2,370,105
      Fuel                                                          2,452,872
   Other                                                            5,928,681
                                                                   38,794,651

Deferred charges                                                    4,863,227


          Total Assets                                            212,904,264

Capitalization and Liabilities
Capitalization:
   Common stock                                                         1,000
   Other paid-in capital                                           53,672,747
   Retained earnings                                              (35,181,403)
                                                                   18,492,344

   Long-term debt of subsidiaries                                 160,000,000
                                                                            0
                                                                  178,492,344
            Current liabilities:

   Accounts payable                                                15,009,363
   Accounts payable - Affiliates                                    2,502,490
   Taxes accrued:
      Federal and state income                                      6,866,031
      Other                                                         3,097,902
   Interest accrued                                                 1,675,467
   Other                                                              822,730
                                                                   29,973,982
Deferred credits and other liabilities:
   Deferred income taxes                                            4,150,289
   Other                                                            2,287,649
                                                                    6,437,938

                Total Capitalization and Liabilities              214,904,264

                                    Unaudited